FOR IMMEDIATE RELEASE

Labcorp Contacts:
Investors: Chas Cook — 336-436-5076
Investor@Labcorp.com

Media: Christopher Allman-Bradshaw — 336-436-8263
Media@Labcorp.com

LABCORP TO ANNOUNCE SECOND QUARTER FINANCIAL RESULTS ON JULY 28, 2022

BURLINGTON, N.C., July 14, 2022 — Labcorp (NYSE: LH), a leading global life sciences company, will release its financial results for the second quarter of 2022 before the market opens on Thursday, July 28, 2022. The company will host a conference call and webcast beginning at 9 a.m. EDT that day to discuss the results. The earnings press release and accompanying financial information will be posted on the Labcorp Investor Relations website.

Interested parties can access the conference call by dialing 1-800-715-9871 within the U.S. and Canada, or 1-646-307-1963 internationally, using the conference ID 4124787. In addition, a real-time webcast of the conference call will be available on the Labcorp Investor Relations website.

An audio replay of the conference call will be available from 2 p.m. EDT on July 28, 2022, until 11:30 p.m. EDT on August 11, 2022, by dialing 1-800-770-2030 within the U.S. and Canada, or 1-609-800-9909 internationally, using the conference ID 4124787. The webcast of the conference call will be archived and accessible through July 14, 2023, on the Labcorp Investor Relations website.

About Labcorp
Labcorp is a leading global life sciences company that provides vital information to help doctors, hospitals, pharmaceutical companies, researchers, and patients make clear and confident decisions. Through our unparalleled diagnostics and drug development capabilities, we provide insights and accelerate innovations to improve health and improve lives. With over 75,000 employees, we serve clients in more than 100 countries. Labcorp (NYSE: LH) reported revenue of $16 billion in FY2021. Learn more about us at www.Labcorp.com or follow us on LinkedIn and Twitter @Labcorp.
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